DIAMOND HILL INVESTMENT GROUP, INC.
2025 EQUITY AND CASH INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
CLIFF-VEST EQUITY AWARD
Diamond Hill Investment Group, Inc. (the “Company”) hereby grants the undersigned participant (the “Participant”) an award of Shares of restricted stock (“Restricted Stock”), subject to the terms and conditions described in the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan, as may be amended from time to time (the “Plan”), and this Restricted Stock Award Agreement (this “Award Agreement”). Capitalized terms that are used but are not defined in this Award Agreement shall have the same meaning as set forth in the Plan.
1.Name of Participant: [ ]
2.Grant Date: [ ] (the “Grant Date”)
3.Number of Shares of Restricted Stock: [ ]
4.Vesting: Provided that the Participant remains an Employee on the Vesting Date (as defined below), the Restricted Stock will vest on [ ] (the “Vesting Date”).
5.Transferability: Until the Restricted Stock vests as described in Section 4 above and becomes transferable as described in Sections 6 and 7(c) below, the Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.
6.Delivery of Shares: If the applicable terms and conditions of this Award Agreement are satisfied, the Restricted Stock will be released from any transfer restrictions or delivered to the Participant as soon as administratively feasible after all applicable restrictions have lapsed.
7.Other Terms and Conditions:
a.Rights Before Vesting. Before the Restricted Stock vests, the Participant: (i) may exercise full voting rights associated with the Restricted Stock; and (ii) will be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock; provided that any dividends or other distributions paid in Shares will be subject to the same restrictions, terms and conditions as the Shares of Restricted Stock with respect to which they are paid.
b.Beneficiary Designation. The Participant may name a beneficiary or beneficiaries to receive Restricted Stock that is vested, but has not been settled at the time of the Participant’s death and is delivered after the Participant’s death by completing a “Beneficiary Election” form provided online to the Participant. The Beneficiary Election Form does not need to be completed upon execution of this Award Agreement and is not required to be completed as a condition of receiving the Restricted Stock. However, if the Participant dies without completing a Beneficiary Election Form, if the Participant does not complete the Beneficiary

Election Form correctly, or if the beneficiaries designated on the Beneficiary Election Form do not survive the Participant, the Participant’s beneficiary under this Award Agreement will be the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, the Participant’s estate.
c.Transferring the Award Agreement. Neither the Restricted Stock nor this Award Agreement may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 7(b) above, the Participant may designate a beneficiary to receive any Restricted Stock that is unsettled in the event of the Participant’s death.
d.Tax Withholding. The Company or an Affiliate, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Restricted Stock. To the extent permitted by the Committee, in its sole discretion, this amount may be: (i) withheld from other amounts due to the Participant; (ii) withheld from any Shares transferred in connection with the settlement of the Restricted Stock; (iii) collected directly from the Participant; or (iv) withheld using any combination of the methods described in clauses (i), (ii), or (iii). Unless the Participant has elected, with the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the amount withheld from other amounts due to the Participant and/or collected directly from the Participant, in each case, as described in Section 15.2(a) of the Plan, the Participant shall be deemed to have elected to have the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding. Any election under this Section 7(d) will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.
e.Acknowledgment. By signing below, the Participant acknowledges and agrees that the Restricted Stock is subject to all of the terms and conditions of the Plan and this Award Agreement.
f.Governing Law. This Award Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law provisions.
g.Entire Agreement. This Award Agreement, together with the Plan, and the applicable provisions of an employment agreement, if applicable, constitute the entire agreement between the Company and the Participant regarding the subject matter of this Award Agreement, and this Award Agreement and the applicable provisions of an employment agreement, if applicable, supersede all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Award Agreement. All representations of any type relied upon by the Participant and the Company in making this Award Agreement are specifically set forth herein and in the applicable provisions of an employment agreement, if applicable, and the Participant and the Company each acknowledge that they have relied on no other representation in entering into this Award Agreement. No change, termination, or attempted waiver of any of the provisions of this Award Agreement will be binding upon any party hereto unless contained in a writing signed by the party to be charged.
h.Restricted Stock Subject to the Plan. The Restricted Stock is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility for interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant and all other persons.
i.Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
j.Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Shares of Restricted Stock (less any purchase price paid for the Restricted Stock). The election will be made on a form available online to the Participant. The Participant must seek the advice of the Participant’s own tax advisors as to the advisability of making such an election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock under federal, state, and any other laws, rules and regulations that may be applicable. The Company and its Affiliates and agents have not and are not providing any tax advice to the Participant.
8.In consideration of the foregoing, the Participant hereby agrees that during the period of the Participant’s employment with the Company and for a period ending one (1) year after the effective date of the termination of such employment, regardless of the reason therefor (the “Non-Solicitation Period”), the Participant will not, in any manner, directly or indirectly, for their benefit or for the benefit of any other person, agent, firm, entity or other third party (collectively, “Third Parties”):
a.Induce or attempt to induce any officer, director, or employee of the Company or any of its affiliates (including any Affiliates), subsidiaries (including any Subsidiaries), successors, or assigns (collectively, “Related Entities”) to terminate employment with or leave the employ of the Company or any Related Entity, or solicit for employment or employ any such person, or otherwise cause any such person to terminate employment with or leave the employ of the Company or any Related Entity, or to breach an employment, contractual, or other relationship with the Company or any Related Entity or any officer, director, or employee of the Company or any Related Entity without obtaining the prior written consent of the Company or the relevant Related Entity; provided that this provision shall not: (i) prohibit the Participant or any Third Party from soliciting or hiring any person who responds to a general advertisement or solicitation, including but not limited to advertisements or solicitations through newspapers, trade publications, periodicals, radio or internet database, or efforts by any recruiting or employment agencies, not specifically directed at employees of the Company or any Related Entity; (ii) apply to any persons with whom the Participant has had continuous contact regarding possible employment prior to the date of this Award Agreement; (iii) apply to persons who are referred to the Participant or any Third Party by search firms, employment agencies or other similar entities, so long as the Participant or the Third Party does not specifically instruct any such entity to target or refer such individuals; or (iv) apply to persons who contact the Participant or a Third Party on their own accord with no solicitation;
b.Take any action, or assist or aid any Third Party, to identify, approach, contact, recruit, solicit, hire, or otherwise engage or employ any officer, director, or employee of the Company or any Related Entity without obtaining the prior written consent of the Company or the relevant Related Entity; or
c.(i) Disclose to any Third Party the names, addresses, or any other contact information of any of the customers or clients of the Company or any Related Entity, or any other information pertaining to them; or (ii) solicit, take away, or attempt to call on, solicit, or take away any customer or client of the Company or any Related Entity without obtaining the prior written consent of the Company or the relevant Related Entity. The restrictions of this paragraph apply to any customer or client of the Company or any Related Entity with whom the Participant worked with, became familiar with, or gained any information about during the term of the Participant’s employment, or as the direct or indirect result of the Participant’s employment, with the Company.
* * * * * * * * * *

NAME OF PARTICIPANT Signature Date:	DIAMOND HILL INVESTMENT GROUP, INC. By: Title: Date: